AGREEMENT OF TRANSFER AND LETTER OF TRANSMITTAL
for Units of
BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV
for $172 per Unit

Subject to and effective upon the Purchaser's acceptance for payment, the undersigned (the "Seller") hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, transfer and deliver ("Transfer") to Anise, L.L.C., a Missouri limited liability company (the "Purchaser"), all of the Seller's right, title and interest in such Seller's units of limited partnership interest ("Units") of BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, a Massachusetts limited partnership (the "Partnership"), at the cash purchase price of $172 per Unit, without interest, less the amount of Distributions (as defined in the Offer to Purchase) per Unit, if any, made to Seller by the Partnership after the date of the Offer to Purchase, and less any transfer fees imposed by the Partnership for each transfer ($10 per Unit, with a $100 minimum fee and a $250 maximum fee), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 20, 2006, as it may be supplemented or amended (the "Offer to Purchase") and this Agreement of Transfer and Letter of Transmittal, as it may be supplemented or amended (the "Letter of Transmittal," which together with the Offer to Purchase, constitutes the "Offer").

Such Transfer shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, legal claims, settlements and awards, voting or proxy rights and other benefits of any nature whatsoever distributable or allocable to Seller's tendered Units, and all certificates evidencing the same, and Seller agrees immediately to endorse and deliver to Purchaser all distribution checks received from the Partnership after the date upon which the Purchaser purchases Units tendered pursuant to the Offer.

As of the effective date of this Agreement, Seller hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the Seller with respect to all tendered Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote, to grant proxies and exercise consent rights, inspect Partnership books and records, change the address of record of tendered Units prior to or after completion of the Transfer, or act in such manner as any such attorney-in-fact shall, in its discretion, deem proper with respect to such Units, to deliver such Units and transfer ownership of such Units on the Partnership's books maintained by the General Partner of the Partnership, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, to execute and deliver in the name and on behalf of Seller any and all instruments or documents the Partnership or its General Partner may request in order to complete the Transfer (including without limitation any additional agreement of transfer, representation and warranty, indemnity, confirmation of intention to sell Units, or other forms required by the Partnership or its General Partner), to immediately revoke and withdraw all prior tenders of Units, to direct any custodian or trustee holding record title to the Units to do any of the foregoing, including the execution and delivery of a copy of this Letter of Transmittal, and upon payment by the Purchaser of the purchase price, to receive all benefits and cash distributions, endorse Partnership checks payable to Seller and otherwise exercise all rights of beneficial ownership of such Units. The Purchaser shall not be required to post bond of any nature in connection with this power of attorney. Seller understands that the Purchaser intends to use this power of attorney to vote against a liquidation of the Partnership and a vote for the removal of the current general partners.

Seller hereby represents and warrants to the Purchaser that Seller owns all Units tendered pursuant to the Offer. Seller further hereby represents and warrants to Purchaser that Seller has full power and authority to validly sell, assign, transfer and deliver such Units to the Purchaser, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of all claims, options, restrictions, charges, encumbrances or other interests. If the undersigned is signing on behalf of an entity, the undersigned declares that he has authority to sign this document on behalf of such entity.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), the Purchaser may not be required to accept for payment any or all of the Units tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be effective to Transfer only those Units accepted for payment by the Purchaser and any Letter of Transmittal for Units not accepted for payment may be destroyed by the Purchaser.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such Units.

Seller hereby certifies, under penalties of perjury, that (1) the number shown below on this form as Seller's Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller is exempt from backup withholding, has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding. Seller hereby also certifies, under penalties of perjury, that Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine or imprisonment.

Upon completion and recording of the Transfer, the Purchaser accepts all of the terms and conditions of the Partnership Agreement, as amended. The Seller requests that the Purchaser become a substitute limited partner of the Partnership. The Seller also hereby separately instructs the Partnership and its General Partner to immediately change the address of Seller's account to the Purchaser's address. Seller agrees that the Partnership and its General Partner shall have no liability to Seller for immediately making the address change or for transferring the Units under this Letter of Transmittal.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser, and such determinations will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal) will also be final and binding. The Purchaser will have the right to waive any defects or conditions as to the manner of tendering. Any defects in connection with tenders, unless waived, must be cured within such time as the Purchaser will determine. This Letter of Transmittal will not be valid until all defects have been cured or waived.

This Letter of Transmittal shall be deemed to have been made in the State of Missouri and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, including but not limited to the rights of the Purchaser of the Units, shall be determined under, governed by, construed in accordance with internal laws of the State of Missouri, without regard to principles of conflicts of law. Any litigation with respect to these Units shall be filed in a court which sits in Kansas City, Missouri or at the option of the Purchaser of these Units in any other forum in which the Purchaser initiates proceedings and has jurisdiction over the subject matter and the parties in controversy. The Seller hereby waives any right it may have to assert the doctrine of forum non conveniens or to object to venue and the Seller stipulates that any forum located in Kansas City, Missouri, or any other forum selected by the Purchaser, shall have in personam jurisdiction and venue over the Seller for purposes of such litigation. Service of process sufficient for personal jurisdiction in any action against the Seller may be made by registered or certified mail, return receipt requested.

Specify Number of Units Tendered;	Social Security or Taxpayer ID Number(s)
Indicate “ALL” if Number is Not Available

Phone Number / Fax or E-mail	IRA Custodian / Account No. / Phone (if
applicable)

Signature of Owner	Place Medallion Guarantee Stamp Here

Print Name / Date

Signature of Co-Owner (if applicable)	Place Medallion Guarantee Stamp Here

Print Name / Date

Signature of IRA Custodian (if applicable)	Place Medallion Guarantee Stamp Here

Print Name / Date

NOTE: All signatures on this Letter of Transmittal must be guaranteed by a member from a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States, which is a participant in the Security Transfer Agent Medallion Program.

The Purchaser, together with the other Participants (as defined below), has made a preliminary filing with the SEC of a proxy statement in connection with a consent solicitation (the "Preliminary Proxy Statement") to solicit votes to remove the Partnership's current general partners and to elect Everest Housing Management, LLC, a California limited liability company as the successor general partner.

THE PURCHASER ADVISES ALL UNIT HOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, THE ALTMAN GROUP, INC., AT ITS TOLL−FREE NUMBER: (800) 761-6532.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE PARK G.P., INC., EVEREST HOUSING MANAGEMENT, LLC, PACO DEVELOPMENT, L.L.C., ANISE, L.L.C., BOND PURCHASE, L.L.C., MCDOWELL INVESTMENTS, L.P. AND EVEREST HOUSING INVESTORS 2, LP (THE "PARTICIPANTS"). INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THE SCHEDULE 13D JOINTLY FILED WITH THE SEC ON FEBRUARY 10, 2006, AND THE PRELIMINARY PROXY STATEMENT.

____________________________________

Forward the completed Letter of Transmittal and
original Partnership Certificate(s) (if available) to:

Anise, L.L.C.
1001 Walnut
Kansas City, Missouri 64106
(816) 877-0892
Re: BOSTON FINANCIAL QUALIFIED
HOUSING TAX CREDITS L.P. IV
_____________________________________

Instructions To Complete Agreement Of Transfer

TO SELL YOUR UNITS, PLEASE DO THE FOLLOWING:

1. Sign the Agreement (and obtain Medallion Guarantee), print your name and the date.

2. Provide your social security number.

3. If you are selling less than all your Units, indicate the number you wish to sell.

4. Be sure to enter your telephone number.

5. If the units are held in an IRA, enter the name of the custodian, your account number, and the phone number of the custodian.

6. Send the Agreement in the envelope provided.

ADDITIONALLY...

IF YOU OWN THE UNITS JOINTLY WITH ANOTHER INDIVIDUAL:
Please have both owners sign the Agreement (and obtain Medallion Guarantees).

IF THE OWNER OR A CO-OWNER IS DECEASED:
Please enclose (a) certified copy of the Death Certificate and (b) a Letter Testamentary or Will showing your beneficial ownership or executor capacity.

IF YOU OWN THE UNITS IN YOUR IRA:
Please provide your IRA account number. This information will be used solely by your custodian to make certain that the purchase proceeds are properly deposited in your account.

IF THE UNITS ARE OWNED IN A TRUST, PROFIT SHARING, OR PENSION PLAN:
Attach the first page, signature pages, and the section of the Trust Agreement showing that the signer has the authority to sign the Agreement on behalf of the Trust or Plan (and obtain Medallion Guarantee).

IF THE UNITS ARE OWNED IN A CORPORATION, PARTNERSHIP OR LIMITED LIABILITY COMPANY:
Attach an original resolution showing that the signer has the authority to sign the Agreement on behalf of the corporation, partnership or LLC.

Anise, L.L.C., 1001 Walnut, Kansas City, Missouri 64106
(816) 877-0892